EXHIBIT 99.1

Hutchinson Technology Expects Fourth Quarter Net Income to be Near Breakeven

Fourth Quarter Results to Include Full Benefit of Fiscal 2009 Restructuring Actions and Gains on Sale of Sioux Falls Building and Debt Repurchase

HUTCHINSON, Minn., Sept. 8, 2009 (GLOBE NEWSWIRE) -- Hutchinson Technology Incorporated (Nasdaq:HTCH) said today that it expects net income for its fiscal 2009 fourth quarter ending September 27, 2009 to be near breakeven on net sales of $100 to $107 million and unit shipments of 140 to 150 million suspension assemblies. Through the first nine weeks of its fourth quarter, the company had net sales of approximately $69 million and had shipped approximately 97 million suspension assemblies.

The fiscal 2009 fourth quarter is benefiting from the full effects of the company's fiscal 2009 restructuring actions. Net income in the fiscal 2009 fourth quarter will also benefit from a $1.9 million gain on the sale of the company's building in Sioux Falls, South Dakota, and the repurchase of $19.5 million par value of the company's 2.25% Convertible Subordinated Notes due 2010 for $19.3 million, including accrued interest.

Wayne M. Fortun, Hutchinson Technology's president and chief executive officer, said that while the company expects improved fourth quarter results, it is likely to incur a net loss in the fiscal 2010 first quarter. The company's fiscal 2010 first quarter results will include a non-cash interest expense of approximately $2.2 million due to the company's adoption of Financial Accounting Standards Board Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)," as well as costs associated with establishing its Thailand assembly operations.

Fiscal 2009 Fourth Quarter Results to be Reported November 2, 2009

Hutchinson Technology plans to report its fiscal 2009 fourth quarter results on November 2, 2009, after market close. A subsequent conference call for the investment community will take place at 5:00 p.m. Eastern Time (4:00 p.m. Central Time).

The call will be accessible live and on an archived basis on Hutchinson Technology's web site at www.htch.com/investors. The webcast is also being distributed by Thomson StreetEvents to both institutional and individual investors at www.earnings.com.

About Hutchinson Technology

Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems. The company's Disk Drive Components Division is a leading worldwide supplier of suspension assemblies for disk drives. The company's BioMeasurement Division is focused on bringing to the market new technologies and products that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements regarding demand for the company's products, assembly operations in Asia, cost savings, operating performance and financial results. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company's ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in storage capacity requirements, changes in expected data density, changes in the company's ability to establish an assembly operation in Asia and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

CONTACT:  Hutchinson Technology Inc.
          INVESTOR CONTACT:
          Chuck Ives, Investor Relations Manager
            320-587-1605
          MEDIA CONTACT:
          Connie Pautz, Corporate Communications Director
            320-587-1823